UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2025

Azenta, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Summit Drive, Burlington, MA 01803
(Address of principal executive offices and Zip Code)

(888) 229-3682
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AZTA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2025, Azenta, Inc. (the “Company”) and Jason W. Joseph, Senior Vice President, General Counsel and Secretary, agreed that Mr. Joseph would cease to serve in that role, effective May 15, 2025 and that Mr. Joseph’s employment with the Company would cease effective June 30, 2025 (the “Separation Date”).

In exchange for Mr. Joseph’s execution and delivery of a release of claims against the Company and his service as a consultant during the period beginning on the Separation Date and ending on November 30, 2025 (or such earlier date as determined in Mr. Joseph’s discretion) (the “Consulting Period”), pursuant to the terms of his severance agreement and release dated as of May 15, 2025 (the “Severance Agreement”), Mr. Joseph will be entitled to receive (i) on the Separation Date, full vesting acceleration with respect to his restricted stock unit award granted on August 9, 2024, (ii) his annual performance incentive for the fiscal year ended September 30, 2025, calculated in accordance the Company’s historical practices (except that any non-financial objectives shall be deemed to be achieved at 100%) and payable when bonuses are paid to other senior executives of the Company, and (iii) with respect to his other outstanding equity awards, continued vesting through the end of the Consulting Period.

On May 15, 2025, the Company appointed Ephraim Starr as its Senior Vice President, General Counsel and Secretary to succeed Mr. Joseph. Mr. Starr most recently served as Senior Vice President, Private Equity/Legal for Lean Focus, LLC and as owner of Ephraim Starr, pllc from September 2022 to May 2025, where he provided lean business consulting and legal services to a variety of companies. He also previously served as General Counsel of PHC Holdings Corporation (TSE: 6523.T), a diagnostics, life sciences and medical device company from March 2021 to June 2022, and as Vice President and General Counsel of the Water Quality Platform of Danaher Corporation (NYSE: DHR) from July 2010 to March 2021. Mr. Starr also previously held senior legal roles with Lenovo and Honeywell, and he began his career at the law firm Kirkland & Ellis, where he was an associate and partner.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Severance Agreement and Release, dated May 15, 2025, between Azenta, Inc. and Jason W. Joseph.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZENTA, INC.

/s/ John P. Marotta
Date: May 16, 2025	John P. Marotta
President and Chief Executive Office